Exhibit 10.1

CERTAIN PORTIONS OF THE EXHIBIT THAT ARE NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL HAVE BEEN REDACTED PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K. [****] INDICATES THAT INFORMATION HAS BEEN REDACTED.

COMPANY HOLDERS SUPPORT AGREEMENT AND DEED

This COMPANY HOLDERS SUPPORT AGREEMENT AND DEED (this “Agreement”) is made and entered into as of May 25, 2023, by and among MoneyHero Limited (formerly known as Hyphen Group Limited), a Cayman Islands exempted company (“PubCo”), CompareAsia Group Capital Limited, a Cayman Islands exempted company (the “Company”), Bridgetown Holdings Limited, a Cayman Islands exempted company (“Acquiror”), and each of the Persons listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

WHEREAS, the Company, Acquiror, PubCo, Gemini Merger Sub 1 Limited, a Cayman Islands exempted company (“Merger Sub 1”), and Gemini Merger Sub 2 Limited, a Cayman Islands exempted company (“Merger Sub 2”) are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) providing for (a) the merger of Merger Sub 1 with and into Acquiror, with Merger Sub 1 being the surviving entity and remaining a wholly-owned subsidiary of PubCo (the “Initial Merger”) and (b) the merger of Merger Sub 2 with and into the Company, with the Company being the surviving entity and becoming a wholly-owned subsidiary of PubCo (the “Acquisition Merger”);

WHEREAS, pursuant to and as consideration for the Acquisition Merger, the holders of Company Shares and Company Warrants, in each case, as of the Acquisition Effective Time, will receive PubCo Class A Ordinary Shares, PubCo Preference Shares and/or PubCo Acquisition Warrants (as applicable);

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole record owner of such number of (a) Company Shares set forth opposite such Shareholder’s name on Schedule A hereto (such Company Shares, together with any Company Shares (i) issued or otherwise distributed to such Shareholder pursuant to any share dividend or distribution, (ii) resulting from any change in any of the Company Shares by reason of any share split, recapitalization, combination, exchange of shares or the like, (iii) the legal ownership of which is acquired by such Shareholder, including by exchange or conversion of any other security (or upon exercise (including any automatic exercise) of any Company Warrants or any other Equity Security of the Company), or (iv) as to which such Shareholder acquires the right to vote or share in the voting, in each case after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”) and (b) Company Warrants set forth opposite such warrantholder’s name on Schedule A hereto (the “Subject Warrants”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Acquiror, PubCo and the Company have requested that the Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement, and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.2 (Construction) of the Business Combination Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each Shareholder, severally and not jointly, hereby represents and warrants to Acquiror, PubCo and the Company as of the date of this Agreement as follows:

2.1    Organization and Standing. If such Shareholder is not a natural person, such Shareholder has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. Such Shareholder is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to have, a material adverse effect on the ability of such Shareholder to enter into and perform its obligations under this Agreement.

2.2    Due Authorization.

(a)    If such Shareholder is not a natural person, such Shareholder has all requisite company or corporate power, as applicable, and authority to (i) execute and deliver this Agreement and the other documents to which it is a party contemplated hereby, and (ii) consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. If such Shareholder is not a natural person, the execution and delivery of this Agreement and the other documents to which it is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors (or an equivalent body) and/or shareholders of such Shareholder and no other company proceeding on the part of such Shareholder is necessary to authorize this Agreement and the other documents to which it is a party contemplated hereby. This Agreement has been, and on or prior to the Initial Closing, the other documents to which such Shareholder is a party contemplated hereby will be, duly and validly executed and delivered by such Shareholder, and this Agreement constitutes, and at or prior to the Initial Closing, the other documents to which it is a party contemplated hereby will constitute, a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws (currently in effect or enacted following the date hereof) affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)    If such Shareholder is a natural person, such Shareholder has full legal capacity, right and authority to (i) execute and deliver this Agreement and the documents to which such Shareholder is a party contemplated hereby, and (ii) to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. If such Shareholder is a natural person who is married and resides in a community property jurisdiction, then such Shareholder’s spouse has executed and delivered to PubCo and Acquiror a spousal consent, in the form attached as Schedule B, concurrently with the execution and delivery of this Agreement.

2.3    No Conflict. The execution and delivery of this Agreement by such Shareholder and the other documents to which such Shareholder is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not:

(a)    violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of such Shareholder (if such Shareholder is not a natural person);

(b)    violate or conflict with any provision of, or result in the breach of, or default under, any applicable Law or Governmental Order applicable to such Shareholder;

(c)    violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any Contract to which such Shareholder is a party or by which such Shareholder may be bound, or terminate or result in the termination of any such Contract; or

(d)    result in the creation of any Lien upon any of the properties or assets of such Shareholder;

except, in the case of the forgoing clauses (b) through (d), to the extent that the occurrence of the foregoing would not, individually or in the aggregate, have, or reasonably be expected to have a material adverse effect on the ability of such Shareholder to enter into and perform its obligations under this Agreement.

2.4    Subject Shares and Subject Warrants. Such Shareholder is the sole legal and beneficial owner of the Company Shares and, if applicable, Company Warrants set forth opposite such Shareholder’s name on Schedule A hereto, and all such Company Shares and, if applicable, Company Warrants are owned by such Shareholder free and clear of all Liens, other than those provided in the Company Shareholders Agreement or any similar arrangements in existence as of the date of this Agreement and the material terms of which have been disclosed to Acquiror or its counsel or Liens pursuant to the Company’s Governing Documents, this Agreement or any other Transaction Document or applicable securities Laws. Such Shareholder does not own legally or beneficially any shares or warrants of the Company other than the Company Shares and, if applicable, Company Warrants set forth opposite such Shareholder’s name on Schedule A hereto. Such Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by the Governing Documents of the Company, the Company Shareholders Agreement or this Agreement.

2.5    Business Combination Agreement. Such Shareholder understands and acknowledges that Acquiror, PubCo and the Company are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the substantially finalized Business Combination Agreement delivered to such Shareholder on or before the date hereof, is familiar with the provisions of the Business Combination Agreement, and has consented to (and hereby consents to) the Company’s entry into the Business Combination Agreement.

2.6    Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Acquiror, PubCo and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance upon Acquiror, PubCo or the Company and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that Acquiror, PubCo and the Company have not made and do not make any representation or warranty to such Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the other Transaction Documents. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares and Subject Warrants held by such Shareholder are irrevocable.

2.7    Restricted Securities. Such Shareholder understands that the PubCo Class A Ordinary Shares and, if applicable, PubCo Preference Shares and PubCo Acquisition Warrants that it may receive in connection with the Transactions, including upon exercise, settlement, conversion or exchange of any other securities received in connection with the Transactions, may be “restricted securities” under applicable U.S. federal and state securities Laws and, if such Shareholder is an affiliate of PubCo, “control securities” as such term is used under Rule 144 promulgated under the Securities Act, and that, pursuant to these Laws, such Shareholder must hold such PubCo Class A Ordinary Shares and, if applicable, PubCo Preference Shares and PubCo Acquisition Warrants indefinitely unless (a) they are registered with the SEC and qualified by state authorities, or (b) an exemption from such registration and qualification requirements is available.

2.8    Litigation and Proceedings.

(a)    There are no pending or, to the knowledge of such Shareholder, threatened, Legal Proceedings against such Shareholder or any of such Shareholder’s Subsidiaries (if applicable) or their respective properties or assets; and

(b)    there is no outstanding Governmental Order imposed upon such Shareholder or any of such Shareholder’s Subsidiaries (if applicable); nor are any properties or assets of such Shareholder or any of such Shareholder’s Subsidiaries’ (if applicable) respective businesses bound or subject to any Governmental Order;

except, in each case, as would not reasonably be expected to, individually or in the aggregate, prevent or materially adversely affect the ability of such Shareholder to consummate the transactions contemplated hereby.

2.9    Brokers Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission from Acquiror, PubCo, Merger Sub 1, Merger Sub 2, the Company or any of the Company’s Subsidiaries in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such Shareholder or any of its Affiliates, other than as disclosed in the Disclosure Letters.

ARTICLE III

SUPPORT FOR BUSINESS COMBINATION

Each Shareholder, severally and not jointly, hereby covenants and irrevocably undertakes to PubCo, the Company and Acquiror during the term of this Agreement as follows:

3.1    Agreement to Vote in Favor of Transactions. At any meeting of the shareholders of the Company called, held or convened to seek the Company Shareholders’ Approval, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent, waiver or other approval with respect to the Business Combination Agreement, any other Transaction Document, the Acquisition Merger, or any other Transaction is sought or required, such Shareholder shall:

(a)    if a meeting is held, appear at such meeting (in person or, where proxies are permitted, by proxy) or otherwise cause its Subject Shares to be counted as present at such meeting for purposes of establishing a quorum;

(b)    vote or cause to be voted (including by class vote and/or written consent or resolution, if applicable) the Subject Shares in favor of granting the Company Shareholders’ Approval or, if there are insufficient votes in favor of granting the Company Shareholders’ Approval, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date; and

(c)    in other circumstances in which a vote, consent, election or approval is required or sought under the Governing Documents or any Contract of the Company (including the Company Shareholders Agreement) or otherwise, in respect of any Transaction, so vote (in person or by proxy), consent, elect or approve including with respect to any conversion of its Subject Shares or any exercise of its Subject Warrants.

3.2    Agreement to Vote Against Other Matters. At any meeting of shareholders of the Company or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against:

(a)    any business combination agreement, merger agreement or amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of Equity Securities of the Company (in each case, other than in connection with the Business Combination Agreement, the other Transaction Documents, the Acquisition Merger or the other Transactions);

(b)    any Alternative Proposal; and

(c)    any amendment to the Company’s Governing Documents or Contracts, including the Company Shareholders Agreement, or other proposal or transaction involving the Company, which amendment or other proposal or transaction would be reasonably likely to, in any such case materially impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company or PubCo of, prevent or nullify any provision of the Business Combination Agreement or any other Transaction Document, the Initial Merger or the Acquisition Merger or change in any manner the voting rights of any class of the Company’s share capital.

3.3    Revoke Other Proxies. Each Shareholder represents and warrants that any proxies heretofore given in respect of the Subject Shares or Subject Warrants that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked.

3.4    Irrevocable Proxy and Power of Attorney. Each Shareholder hereby irrevocably and unconditionally grants to, and appoints, in the event that such Shareholder shall for whatever reason fail to perform any of its obligations under Section 3.1, the Company and any individual designated in writing by the Company, and each of them individually, as such Shareholder’s lawful attorney and proxy (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares or Subject Warrants in a manner consistent with Section 3.1 (the “Irrevocable Power of Attorney”), and execute, deliver and take on each such Shareholder’s behalf and in the name of such Shareholder, all deeds, documents, and steps necessary for obtaining the Company Shareholders’ Approval as contemplated in Section 3.1. Each Shareholder understands and acknowledges that Acquiror, PubCo and the Company are entering into the Business Combination Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Each Shareholder hereby affirms that the Irrevocable Power of Attorney is given in connection with the execution of the Business Combination Agreement, and that such irrevocable power of attorney is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby further affirms that the Irrevocable Power of Attorney is coupled with a proprietary interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that the Irrevocable Power of Attorney may lawfully do or cause to be done by virtue hereof. The Irrevocable Power of Attorney granted hereunder shall only terminate upon the termination of this Agreement.

3.5    Waiver of Dissenters’ Rights. Such Shareholder shall not apply to any Governmental Authority claiming that the Company Shareholders’ Approval, Acquisition Merger, Business Combination Agreement or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person. Such Shareholder shall not commence, join in, facilitate, assist or encourage any claim or action challenging the validity of this Agreement, or alleging any breach of any Law or duty in connection with the Transactions or alleging that the Company Shareholders’ Approval, Acquisition Merger, Business Combination Agreement or any other Transaction is oppressive or unfairly discriminatory to or otherwise prejudicial to, or undertaken without due regard to the interests of, any member, shareholder or holder of debentures of the Company or any other Person. Without limiting the generality of the foregoing, such Shareholder shall not exercise its rights in accordance with Section 238 of the Cayman Companies Act in connection with the Acquisition Merger or any of the other Transactions.

3.6    No Pre-Closing Transfer. Other than (i) pursuant to this Agreement, (ii) as expressly contemplated by the Business Combination Agreement or (iii) upon the prior written consent of each of the Company and Acquiror (which consent may be withheld in their sole discretion), from the date hereof and until the Acquisition Closing or, if earlier, termination of this Agreement (the “Restricted Period”), such Shareholder shall not:

(a)    directly or indirectly, (i) sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge, swap, convert or utilize a derivative to transfer the economic interest in (collectively, “Transfer”), or (ii) enter into any Contract, option or other binding arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares or Subject Warrants to any person;

(b)    grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares or Subject Warrants) with respect to any Subject Shares or Subject Warrants, or enter into any other Contract with respect to any Subject Shares or Subject Warrants that would prohibit or prevent the satisfaction of its obligations pursuant to this Agreement;

(c)    take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Shareholder or the Company from performing its obligations hereunder;

(d)    commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder; or

(e)    publicly announce any intention to effect any such transaction specified in this sentence.

Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Shareholder agrees with, and covenants to, Acquiror and the Company (or any of its directors, secretaries or authorized Representatives) that such Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares or Subject Warrants. For the avoidance of doubt, nothing in this Agreement shall in any manner prohibit or restrict the exercise (including any automatic exercise) of any Company Warrant by a holder thereof at any time during the Restricted Period in accordance with the applicable Company Warrant Instrument; provided that (for the avoidance of doubt) any Company Shares received upon the exercise of such Company Warrants shall remain “Subject Shares” and so be subject to the restrictions set forth herein applicable to Subject Shares.

3.7    No Solicitation by Shareholders. From the date hereof until the Acquisition Closing Date or, if earlier, the termination of the Business Combination Agreement in accordance with Article XI (Termination/Effectiveness) thereof, each Shareholder shall not, and shall cause its Subsidiaries and direct its Representatives not to, directly or indirectly:

(a)    solicit, initiate or pursue any inquiry, indication of interest, proposal or offer relating to an Alternative Proposal;

(b)    participate in or continue any discussions or negotiations with any third party with respect to, or furnish or make available, any information concerning the Company or any of its Subsidiaries to any third party relating to an Alternative Proposal or provide to any third-party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, in each case for the purpose of encouraging or facilitating an Alternative Proposal;

(c)    enter into any binding understanding, binding arrangement, acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement with respect to an Alternative Proposal; or

(d)    grant any waiver, amendment or release under any confidentiality agreement or otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make, an Alternative Proposal.

From and after the date hereof, each Shareholder shall, and shall instruct its officers and directors to, and such Shareholder shall instruct and cause its Representatives, Subsidiaries and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons (other than Acquiror and its Representatives) with respect to an Alternative Proposal.

ARTICLE IV

POST-CLOSING LOCK-UP ARRANGEMENT

4.1    Certain Definitions. As used in this Article IV, notwithstanding the other provisions of this Agreement, the following terms shall have the following meanings:

(a)    “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act;

(b)    “EIHL Acquisition Shares” shall mean (i) the PubCo Class A Ordinary Shares issued to EIHL (as defined in Schedule A hereto) in connection with the Initial Merger with respect to an aggregate of up to 5,000,000 Acquiror Class A Ordinary Shares acquired by EIHL at any time and from time to time from the date hereof and prior to the Initial Merger Effective Time from any of such Persons listed on Schedule D hereto and (ii) the PubCo Class A Ordinary Shares issued to any of such Persons listed on Schedule D hereto in connection with the Initial Merger with respect to an aggregate of up to 5,000,000 Acquiror Class A Ordinary Shares and acquired by EIHL at any time and from time to time after the Initial Merger Effective Time;

(c)    “Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons;

(d)    “Lock-Up Period” shall be the period commencing on the Acquisition Closing Date and ending on the earliest of:

(i)    the date falling six (6) months after the Acquisition Closing Date;

(ii)    the date on which the last reported sale price of the PubCo Class A Ordinary Shares equals or exceeds US$12.00 per share (subject to an equitable adjustment to reflect the effect of any share subdivisions, share consolidations, share dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change) for any ten (10) consecutive trading days within any period commencing at least one hundred fifty (150) days after the Acquisition Closing Date; and

(iii)    the date of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo Shares or PubCo Merger Warrants for cash, securities or other property (other than solely for equity securities of PubCo) following the Acquisition Closing;

(e)    “Lock-Up Securities” shall mean, with respect to each Lock-Up Shareholder, (i) any PubCo Class A Ordinary Shares and, if applicable, any PubCo Preference Shares held by such Lock-Up Shareholder (or which a Lock-Up Shareholder is entitled to receive by virtue of the Transactions) immediately after the Acquisition Closing; (ii) any PubCo Acquisition Warrants held by such Lock-Up Shareholder; (iii) any PubCo Class A Ordinary Shares received by such Lock-Up Shareholder upon the exercise of any PubCo Acquisition Warrants; (iv) solely with respect to the Call Option Holder, any PubCo Class A Ordinary Shares acquired by it upon any exercise of the PubCo Call Option; and (v) any other Equity Security of PubCo issued or issuable to a Lock-Up Shareholder with respect to any securities referenced in sub-clauses (i) through (iv) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that solely with respect to EIHL, in no event shall the Lock-Up Securities include any EIHL Acquisition Shares or any other Equity Security of PubCo issued or issuable to EIHL with respect to any EIHL Acquisition Shares by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

(f)    “Lock-Up Shareholder” shall mean each of the Shareholders;

(g)    “Lock-Up Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to, any Lock-Up Securities, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Security, whether or not any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in the foregoing clause (i) or (ii); and

(h)    “Permitted Management Shareholder Transfer” means, with respect to each Shareholder listed on Schedule C hereto (each a “Management Shareholder”), a Lock-Up Transfer by such Management Shareholder of (i) the PubCo Class A Ordinary Shares and PubCo Preference Shares issued or issuable to such Management Shareholder at the Acquisition Effective Time with respect to the Company Shares and Company Warrants set forth opposite such Management Shareholder’s name on Schedule C hereto and (ii) any other Equity Security of PubCo issued or issuable to such Management Shareholder with respect to the PubCo Class A Ordinary Shares and PubCo Preference Shares referenced in sub-clause (i) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

4.2    Lock-Up Restriction. Subject to (a) the consummation of the Initial Merger and the Acquisition Merger and (b) Section 4.5 below, each Lock-Up Shareholder covenants and agrees that it shall not, during the Lock-Up Period, without the prior written consent of the board of directors of PubCo, effect, undertake, enter into or publicly announce any Lock-Up Transfer. For the avoidance of doubt, each Lock-Up Shareholder shall retain all of its rights as a shareholder of PubCo with respect to the Lock-Up Securities during the Lock-Up Period, including, without limitation, the right to vote any Lock-Up Securities that are entitled to vote and the right to receive any dividends or distributions in respect of such Lock-Up Securities.

4.3    Authorization. Each Lock-Up Shareholder hereby:

(a)    authorizes PubCo during the Lock-Up Period to cause its transfer agent for the Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities for which such Lock-Up Shareholder is the record holder; and

(b)    in the case of Lock-Up Securities for which such Lock-Up Shareholder is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Securities;

in each case, if and to the extent such transfer would constitute a Lock-Up Transfer in breach of this Agreement. PubCo agrees to instruct its transfer agent to remove any stop transfer restrictions on the share register and other records related to the Lock-Up Securities within three (3) Business Days of a request by a Lock-Up Shareholder following the expiration of the Lock-Up Period.

4.4    Legend. During the Lock-Up Period, each certificate evidencing any Lock-Up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A COMPANY HOLDERS SUPPORT AGREEMENT AND DEED, DATED AS OF MAY 25, 2023 BY AND AMONG MONEYHERO LIMITED (“COMPANY”), THE HOLDER NAMED THEREIN AND THE OTHER PARTIES THERETO. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

4.5    Lock-Up Exceptions. Section 4.2 shall not apply to:

(a)    Lock-Up Transfers to a partnership, limited liability company or other entity of which such Lock-Up Shareholder is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(b)    if such Lock-Up Shareholder is a natural person, (i) by bona fide gift to any member of such Lock-Up Shareholder’s Immediate Family, (ii) to a family trust, established for the exclusive benefit of such Lock-Up Shareholder or any of his or her Immediate Family for estate planning purposes, (iii) by virtue of laws of descent and distribution upon death of such Lock-Up Shareholder or (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(c)    Lock-Up Transfers of PubCo Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for PubCo Class A Ordinary Shares acquired in open market transactions after the Acquisition Closing;

(d)    the exercise of share options or warrants to purchase PubCo Class A Ordinary Shares (including PubCo Acquisition Warrants) and any related transfer of PubCo Class A Ordinary Shares to PubCo in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of any such options or warrants or (B) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, it being understood that all PubCo Class A Ordinary Shares received upon such exercise, settlement, vesting or transfer will remain subject to the restrictions of this Article IV during the Lock-Up Period;

(e)    the entry, at any time after the Acquisition Closing, into any trading plan providing for the Lock-Up Transfer of PubCo Class A Ordinary Shares meeting the requirements of Rule 10b5-1(c) under the Exchange Act, provided that such plan does not provide for, or permit, the sale of any PubCo Class A Ordinary Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(f)    Lock-Up Transfers in the event of completion of a bona fide amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up or other similar transaction which results in all of PubCo’s security holders having the right to exchange their PubCo Shares or PubCo Warrants for cash, securities or other property;

(g)    in the case of an entity, a Lock-Up Transfer (i) to another Person that is an affiliate of such Lock-Up Shareholder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such Lock-Up Shareholder or affiliates of such Lock-Up Shareholder or who shares a common investment advisor with such Lock-Up Shareholder or (ii) as part of a distribution to members, partners or shareholders of such Lock-Up Shareholder;

(h)    in the case of an entity, Lock-Up Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s Governing Documents upon dissolution of the entity;

(i)    Lock-Up Transfers to an individual who, as of the date of this Agreement, is a director, officer or advisor of such Lock-Up Shareholder or its affiliates;

(j)    only with respect to the Management Shareholders, (i) pledges of Lock-Up Securities by a holder thereof that create a mere security interest in such Lock-Up Securities pursuant to a bona fide loan or indebtedness transaction so long as such holder continues to control the exercise of the voting rights of such pledged Lock-Up Securities and (ii) any foreclosure on such pledged Lock-Up Securities; and

(k)    only with respect to the Management Shareholders, a Permitted Management Shareholder Transfer in accordance with Law that is promptly notified to the board of directors of PubCo;

provided, however, that in the case of the foregoing clauses (a), (b), and (g) through (j), these permitted transferees shall enter into a written agreement, in substantially the same form of this Article IV, agreeing to be bound by these Lock-Up Transfer restrictions prior to such Lock-Up Transfer; provided further, that in the case of clause (j), such written agreement shall only take effect in the event that the transferee takes possession of the Lock-Up Securities as a result of foreclosure.

4.6    Waiver of Other Lock-Up Shareholders

4.7     Neither the Company nor PubCo shall amend or waive, terminate, modify or abrogate (including providing any written consent by the board of directors of PubCo pursuant to Section 4.2) (“Change”) the lock-up restriction agreed with any of the Lock-Up Shareholders hereunder or under the Sponsor Support Agreement, in each case, unless the Company and/or PubCo extends such Change to all Shareholders party hereto and to Sponsor (and any permitted transferee of Sponsor) under the Sponsor Support Agreement, under the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such lock-up restriction) and on a pro rata basis. The Company and/or PubCo shall provide at least ten (10) Business Days advance written notice to all Lock-Up Shareholders and Sponsor of any such Change. For the avoidance of doubt, any amendment or modification (in whole or in part) of this Article IV shall require the prior written consent of all parties hereto and the Sponsor.

4.8    Effect of Article IV. If any Lock-Up Transfer is made or attempted contrary to the provisions of this Article IV, such purported Lock-Up Transfer shall be null and void ab initio.

ARTICLE V

OTHER AGREEMENTS

5.1    Disclosure.

(a)    Each Shareholder shall be bound by and comply with the Confidentiality Agreement and Section 12.14 (Publicity) of the Business Combination Agreement (including any relevant defined terms used in such Confidentiality Agreement and provision) as if such Shareholder were an original signatory to the Confidentiality Agreement and Business Combination Agreement with respect to such provisions.

(b)    Each Shareholder hereby authorizes PubCo, the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC or pursuant to any applicable Law such Shareholder’s identity and ownership of Subject Shares, Subject Warrants and Lock-Up Securities, the nature of such Shareholder’s obligations under this Agreement and (if deemed appropriate by PubCo, the Company and Acquiror) a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by PubCo, the Company and Acquiror for any regulatory application or filing made or approval sought in connection with the Transactions.

5.2    Effectiveness; Termination. This Agreement shall terminate upon the earlier of (a) the Acquisition Effective Time (provided, however, that upon such termination, Section 3.5 and Article IV shall survive in accordance with its terms, and this Article V shall survive indefinitely) and (b) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

5.3    Further Assurances. Each Shareholder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Acquiror, PubCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Transaction Documents and (b) refrain from exercising any veto right, consent right or similar right under the Company’s Governing Documents which would materially impede, disrupt, prevent or otherwise adversely affect the consummation of the Initial Merger, the Acquisition Merger or any other Transaction. If any Shareholder acquires record or beneficial ownership of any Subject Shares or Subject Warrants following the date of this Agreement (or becomes aware, following the date hereof, of its record or beneficial ownership of any Subject Shares or Subject Warrants as of the date hereof, which shares or warrants are not already set forth on Schedule A), such Shareholder shall promptly notify PubCo, the Company and Acquiror, and Schedule A shall be updated to reflect such Shareholder’s ownership of such additional Subject Shares or Subject Warrants, as applicable.

5.4    Shareholder Parties. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a shareholder of the Company and not in any other capacity. No Shareholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other Shareholder that is also a party to this Agreement and each Shareholder shall solely be required to perform its obligations hereunder in its individual capacity.

5.5    Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Acquiror, PubCo or the Company in accordance with Section 12.3 (Notices) of the Business Combination Agreement and to each Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

5.6    Miscellaneous. The provisions of Article XII (Miscellaneous) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein. Sponsor shall be deemed a third-party beneficiary of this Agreement solely for the purposes of enforcing Section 4.6 of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

COMPAREASIA GROUP CAPITAL LIMITED

Signature: /s/ Shaun Kraft

Name: Shaun Kraft

Title: Authorized Signatory

In the presence of:

Witness

Signature: /s/ Prashant Aggarwal

Print Name: Prashant Aggarwal

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

BRIDGETOWN HOLDINGS LIMITED

Signature: /s/ Matthew Danzeisen

Name: Matthew Danzeisen

Title: Director

In the presence of:

Witness

Signature: /s/ McLean Crichton

Print Name: McLean Crichton

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

MONEYHERO LIMITED

Signature: /s/ Derek Fong

Name: Derek Fong

Title: Director

In the presence of:

Witness

Signature: /s/ Samantha Tsang

Print Name: Samantha Tsang

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

PCCW MEDIA INTERNATIONAL LIMITED

Signature: /s/ Poon Chi Ho

Name: Poon Chi Ho

Title: Authorized Signatory

In the presence of:

Witness

Signature: /s/ Yuen Chung Ho

Print Name: Yuen Chung Ho

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

ENTERPRISE INNOVATION HOLDINGS LIMITED

Signature: /s/ KIM Jong Hoon

Name: KIM Jong Hoon

Title: Director

In the presence of:

Witness

Signature: /s/ Varsha CHUGANI

Print Name: Varsha CHUGANI

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

E-CAPITAL (SELECT) LIMITED

Signature: /s/ Peter A. Allen

Name: Peter A. Allen

Title: Director

In the presence of:

Witness

Signature: /s/ Chiang May Leng Shelley

Print Name: Chiang May Leng Shelley

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

GLOBAL PRIVATE OPPORTUNITIES PARTNERS II LP

Signature: /s/ Niladri Mukhopadhyay

Name: Niladri Mukhopadhyay

Title: Authorized Signatory

In the presence of:

Witness

Signature: /s/ Susan Grace

Print Name: Susan Grace

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP

Signature: /s/ Niladri Mukhopadhyay

Name: Niladri Mukhopadhyay

Title: Authorized Signatory

In the presence of:

Witness

Signature: /s/ Susan Grace

Print Name: Susan Grace

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

SHAUN MICHAEL KRAFT

Signature: /s/ Shaun Michael Kraft

In the presence of:

Witness

Signature: /s/ Prashant Aggarwal

Print Name: Prashant Aggarwal

[Signature Page to Company Holders Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above, as a Deed.

EXECUTED AND DELIVERED AS A DEED for and on behalf of:

PRASHANT AGGARWAL

Signature: /s/ Prashant Aggarwal

In the presence of:

Witness

Signature: /s/ Shaun Kraft

Print Name: Shaun Kraft

[Signature Page to Company Holders Support Agreement]